Lincoln Electric Reports First Quarter 2018 Financial Results

Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2018 RESULTS

First Quarter 2018 Highlights
▪ Sales increase 30.4% with 9.4% higher organic sales
▪ EPS increases 9.5% to $0.92, Adjusted EPS increases 25.0% to $1.10
▪ ROIC increases 50 basis points to 16.7%

CLEVELAND, Monday, April 23, 2018 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2018 net income of $60.8 million, or diluted earnings per share (EPS) of $0.92. This compares with $55.8 million, or $0.84 EPS in the prior year period. Reported EPS includes special item after-tax charges of $12.5 million, or $0.18 EPS. Excluding these items, first quarter 2018 adjusted net income increased 25.1% to $73.3 million, or $1.10 EPS, as compared with $58.6 million, or $0.88 EPS in the prior year period. The first quarter 2018 effective tax rate was 27.8% due to special items. Excluding special items, the effective tax rate was 24.5%, which compares to 28.1% in the comparable 2017 period.

First quarter 2018 sales increased 30.4% to $757.7 million from an 18.3% benefit from acquisitions, 5.2% higher volumes, a 4.2% increase in price and 2.7% from favorable foreign exchange.

Operating income for the first quarter 2018 was $85.2 million, or 11.2% of sales. This compares with operating income of $79.4 million, or 13.7% of sales, in the comparable 2017 period. On an adjusted basis, operating income increased 17.2% to $97.3 million, or 12.8% of sales, as compared with $83.0 million, or 14.3% of sales, in the prior year period. The Air Liquide Welding acquisition had an unfavorable 110 basis point impact to the adjusted operating income margin.

"We are pleased to report good sales momentum in the first quarter,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Higher capital investment and the drive for higher productivity have increased demand across our main product categories and trends remain positive. While we work to mitigate inflationary headwinds, we are continuing to invest in long-term profitable growth. In the quarter, our European integration team continued to pace ahead of plan and we celebrated the grand opening of our new Welding Technology and Training Center. These investments support our ‘2020 Vision and Strategy’ and long-term value creation for our customers and shareholders."

Webcast Information

A conference call to discuss first quarter 2018 financial results will be webcast live today, April 23, 2018, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 2969867. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the first quarter 2018 can also be obtained at http://ir.lincolnelectric.com.

Lincoln Electric Reports First Quarter 2018 Financial Results

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 63 manufacturing locations, including operations and joint ventures in 23 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate the Air Liquide Welding business acquisition; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended March 31,				Fav (Unfav) to Prior Year
	2018	% of Sales	2017	% of Sales	$	%
Net sales	$757,696	100.0%	$580,897	100.0%	$176,799	30.4%
Cost of goods sold	501,142	66.1%	378,234	65.1%	(122,908)	(32.5%)
Gross profit	256,554	33.9%	202,663	34.9%	53,891	26.6%
Selling, general & administrative expenses	161,191	21.3%	123,256	21.2%	(37,935)	(30.8%)
Rationalization and asset impairment charges	10,175	1.3%	—	—	(10,175)	(100.0%)
Operating income	85,188	11.2%	79,407	13.7%	5,781	7.3%
Interest expense, net	4,441	0.6%	5,337	0.9%	896	16.8%
Other income (expense)	3,451	0.5%	3,830	0.7%	(379)	(9.9%)
Income before income taxes	84,198	11.1%	77,900	13.4%	6,298	8.1%
Income taxes	23,378	3.1%	22,052	3.8%	(1,326)	(6.0%)
Effective tax rate	27.8%		28.3%		0.5%
Net income including non-controlling interests	60,820	8.0%	55,848	9.6%	4,972	8.9%
Non-controlling interests in subsidiaries’ earnings (loss)	(4)	—	4	—	(8)	200.0%
Net income	$60,824	8.0%	$55,844	9.6%	$4,980	8.9%

Basic earnings per share	$0.93		$0.85		$0.08	9.4%
Diluted earnings per share	$0.92		$0.84		$0.08	9.5%
Weighted average shares (basic)	65,579		65,688
Weighted average shares (diluted)	66,443		66,583

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2018	December 31, 2017
Cash and cash equivalents	$369,056	$326,701
Marketable securities	136,704	179,125
Total current assets	1,445,845	1,373,608
Property, plant and equipment, net	482,805	477,031
Total assets	2,488,500	2,406,547
Total current liabilities	550,200	528,742
Short-term debt (1)	1,981	2,131
Long-term debt, less current portion	700,869	704,136
Total equity	980,672	932,453

Operating Working Capital	March 31, 2018	December 31, 2017
Accounts receivable, net	$442,740	$395,279
Inventories	381,530	348,667
Trade accounts payable	277,122	269,763
Operating working capital	$547,148	$474,183

Average operating working capital to Net sales (2) (3)	18.1%	15.9%

Invested Capital	March 31, 2018	December 31, 2017
Short-term debt (1)	$1,981	$2,131
Long-term debt, less current portion	700,869	704,136
Total debt	702,850	706,267
Total equity	980,672	932,453
Invested capital	$1,683,522	$1,638,720

Total debt / invested capital	41.7%	43.1%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

(3)	Average operating working capital to Net sales excluding the acquisition of Air Liquide Welding was 16.5% and 14.2% in the 2018 and 2017 periods, respectively.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2018	2017
Operating income as reported	$85,188	$79,407
Special items (pre-tax):
Rationalization and asset impairment charges (2)	10,175	—
Acquisition transaction and integration costs (3)	1,907	3,615
Adjusted operating income (1)	$97,270	$83,022
As a percent of total sales	12.8%	14.3%

Net income as reported	$60,824	$55,844
Special items (after-tax):
Rationalization and asset impairment charges (2)	7,870	—
Acquisition transaction and integration costs (3)	1,520	2,734
Pension settlement charges (4)	569	—
Adjustment related to the U.S. Tax Act (5)	2,500	—
Adjusted net income (1)	$73,283	$58,578

Diluted earnings per share as reported	$0.92	$0.84
Special items	0.18	0.04
Adjusted diluted earnings per share (1)	$1.10	$0.88

Weighted average shares (diluted)	66,443	66,583

(1)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Charges primarily related to severance and asset impairments, net of tax of $2,305.

(3)	Related to the acquisition of Air Liquide Welding, net of tax of $387 and $881 in 2018 and 2017, respectively.

(4)	Related to a lump sum pension payment, net of tax of $189.

(5)	Adjustment to taxes on unremitted foreign earnings related to the U.S. Tax Act.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2018	2017
Net income as reported	$252,483	$200,605
Rationalization and asset impairment charges, net of tax of $2,697	14,068	—
Pension settlement charges, net of tax of $3,309	5,599	—
Loss on deconsolidation of Venezuelan subsidiary, net of tax of $1,097	—	33,251
Income tax valuation reversals	—	(7,196)
Acquisition transaction and integration costs, net of tax of $2,949 and $880 in 2018 and 2017, respectively	10,345	2,734
Amortization of step up in value of acquired inventories, net of tax of $1,125	3,453	—
Bargain purchase gain	(49,650)	—
Net impact of U.S. Tax Act	31,116	—
Adjusted net income (1)	$267,414	$229,394
Plus: Interest expense, net of tax of $5,997 and $8,180 in 2018 and 2017, respectively	18,022	13,186
Less: Interest income, net of tax of $1,369 and $934 in 2018 and 2017, respectively	4,114	1,505
Adjusted net income before tax effected interest	$281,322	$241,075

Invested Capital	March 31, 2018	March 31, 2017
Short-term debt	$1,981	$2,136
Long-term debt, less current portion	700,869	703,378
Total debt	702,850	705,514
Total equity	980,672	784,124
Invested capital	$1,683,522	$1,489,638

Return on invested capital (1)(2)	16.7%	16.2%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2018	2017
OPERATING ACTIVITIES:
Net income	$60,824	$55,844
Non-controlling interests in subsidiaries’ earnings (loss)	(4)	4
Net income including non-controlling interests	60,820	55,848
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	676	—
Depreciation and amortization	18,134	16,166
Equity earnings in affiliates, net	(538)	(270)
Pension (income) expense and settlement charges	(122)	(1,345)
Other non-cash items, net	7,424	5,991
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(40,468)	(24,195)
Increase in inventories	(28,052)	(20,946)
Increase in trade accounts payable	3,191	7,164
Net change in other current assets and liabilities	21,508	35,333
Net change in other long-term assets and liabilities	1,204	2,494
NET CASH PROVIDED BY OPERATING ACTIVITIES	43,777	76,240

INVESTING ACTIVITIES:
Capital expenditures	(14,657)	(12,037)
Acquisition of businesses, net of cash acquired	6,235	—
Proceeds from sale of property, plant and equipment	118	203
Purchase of marketable securities	(89,545)	(34,925)
Proceeds from marketable securities	131,966	3,800
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	34,117	(42,959)

FINANCING ACTIVITIES:
Net change in borrowings	(63)	110
Proceeds from exercise of stock options	1,962	5,643
Purchase of shares for treasury	(14,724)	(403)
Cash dividends paid to shareholders	(25,661)	(22,986)
Other financing activities	—	(7)
NET CASH USED BY FINANCING ACTIVITIES	(38,486)	(17,643)

Effect of exchange rate changes on Cash and cash equivalents	2,947	6,623
INCREASE IN CASH AND CASH EQUIVALENTS	42,355	22,261
Cash and cash equivalents at beginning of period	326,701	379,179
Cash and cash equivalents at end of period	$369,056	$401,440

Cash dividends paid per share	$0.39	$0.35

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2018
Net sales	$434,772	$247,320	$75,604	$—	$757,696
Inter-segment sales	26,586	4,509	1,907	(33,002)	—
Total	$461,358	$251,829	$77,511	$(33,002)	$757,696

EBIT (1)	$76,681	$4,798	$9,225	$(2,065)	$88,639
As a percent of total sales	16.6%	1.9%	11.9%		11.7%
Special items charges (gains) (3)	758	10,175	—	1,907	12,840
Adjusted EBIT (2)	$77,439	$14,973	$9,225	$(158)	$101,479
As a percent of total sales	16.8%	5.9%	11.9%		13.4%
Three months ended March 31, 2017
Net sales	$383,324	$128,888	$68,685	$—	$580,897
Inter-segment sales	22,460	4,285	2,300	(29,045)	—
Total	$405,784	$133,173	$70,985	$(29,045)	$580,897

EBIT (1)	$68,723	$9,605	$8,460	$(3,551)	$83,237
As a percent of total sales	16.9%	7.2%	11.9%		14.3%
Special items charges (gains) (3)	—	—	—	3,615	3,615
Adjusted EBIT (2)	$68,723	$9,605	$8,460	$64	$86,852
As a percent of total sales	16.9%	7.2%	11.9%		15.0%

(1)	EBIT is defined as Operating income plus Other income (expense).

(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

(3)
Special items in 2018 reflect rationalization and asset impairment charges, pension settlement charges and acquisition transaction and integration costs related to the acquisition of Air Liquide Welding. Special items in 2017 reflect acquisition transaction and integration costs related to the acquisition of Air Liquide Welding.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2017	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2018
Operating Segments
Americas Welding	$383,324	$28,562	$3,606	$17,682	$1,598	$434,772
International Welding	128,888	(4,737)	102,946	7,019	13,204	247,320
The Harris Products Group	68,685	6,380	—	(496)	1,035	75,604
Consolidated	$580,897	$30,205	$106,552	$24,205	$15,837	$757,696

% Change
Americas Welding		7.5%	0.9%	4.6%	0.4%	13.4%
International Welding		(3.7%)	79.9%	5.4%	10.2%	91.9%
The Harris Products Group		9.3%	—	(0.7%)	1.5%	10.1%
Consolidated		5.2%	18.3%	4.2%	2.7%	30.4%